Filed Pursuant to Rule 424(b)(5)
Registration No. 333-268229

PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 19, 2022)

44,964,045 Shares of Common Stock

Pre-Funded Warrants to Purchase 2,235,955 Shares of Common Stock

Series A Warrants to Purchase 23,600,000 Shares of Common Stock (or Pre-Funded Warrants)

Series B Warrants to Purchase 23,600,000 Shares of Common Stock (or Pre-Funded Warrants)

We are offering 44,964,045 shares of our common stock at a purchase price of $0.89 per share and, in lieu of offering shares of our common stock to certain investors, pre-funded warrants to purchase 2,235,955 shares of our common stock, accompanied by Series A warrants to purchase an aggregate of 23,600,000 shares of our common stock (or, for those investors who so choose, pre-funded warrants) and Series B warrants to purchase an aggregate of 23,600,000 shares of our common stock (or, for those investors who so choose, pre-funded warrants). The common stock and pre-funded warrants sold in lieu of common stock will be sold in fixed combinations with the Series A warrants and Series B warrants, with each one share of common stock (and for investors that purchase, in lieu of one share of common stock, a pre-funded warrant to purchase one share of common stock) that we sell in this offering being accompanied by a Series A warrant to purchase one half of a share of common stock and a Series B warrant to purchase one half of a share of common stock. For the investors that purchase pre-funded warrants in lieu of common stock, the purchase price of each pre-funded warrant and accompanying Series A warrant and Series B warrant will equal the price per share at which shares of common stock and accompanying Series A warrants and Series B warrants are sold to the public in the offering, minus $0.0001, the exercise price of each pre-funded warrant. The shares of common stock (and pre-funded warrants sold in lieu of common stock) and Series A warrants and Series B warrants are immediately separable and will be issued separately, but can only be purchased together in the offering. Each pre-funded warrant will be immediately exercisable for one share of common stock, subject to the beneficial ownership limitations described in the section “Description of Securities we are Offering”. The Series A warrants and Series B warrants will be exercisable immediately, subject to the beneficial ownership limitations described in the section “Description of Securities we are Offering”. The Series A warrants will expire one year from the date of issuance and will have an exercise price equal to $1.0680 per share of common stock (or, for those investors who so choose, pre-funded warrant). The Series B warrants will expire five years from the date of issuance and will have an exercise price equal to $1.3350 per share of common stock (or, for those investors who so choose, pre-funded warrant). The pre-funded warrants, Series A warrants and Series B warrants are referred to collectively in this prospectus supplement as the warrants. We refer to the shares of common stock issued in this offering and the warrants to purchase common stock in this offering, collectively, as the securities. This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such warrants.

Our common stock is listed on The Nasdaq Global Market under the symbol “VRCA.” The last reported sale price of our common stock on The Nasdaq Global Market on November 19, 2024 was $0.89 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to list the warrants on the Nasdaq Global Market or on any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Investing in our securities involves a high degree of risk. See “Risk  Factors” beginning on page S-8 of this prospectus supplement, page 8 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Series A and Series B Warrant	Per Pre-Funded Warrant and Accompanying Series A and Series B Warrant	Total
Public offering price	$0.8900	$0.8899	$42,007,776
Underwriting discounts and commissions(1)	$0.0445	$0.0445	$2,100,400
Proceeds, before expenses, to Verrica Pharmaceuticals Inc.	$0.8455	$0.8454	$39,907,376

(1)	We refer you to “Underwriting” beginning on page S-28 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to 7,080,000 additional shares of our common stock and/or Series A warrants to purchase up to 3,540,000 additional shares of our common stock and Series B warrants to purchase up to 3,540,000 additional shares of our common stock at the public offering price, less underwriting discounts and commissions.

Entities affiliated with Paul B. Manning, a member of our board of directors, have agreed to purchase an aggregate of 22.9 million shares of common stock with accompanying Series A warrants to purchase 11.5 million shares of common stock and Series B warrants to purchase 11.5 million shares of common stock in this offering at the public offering price. The underwriter will receive the same underwriting discount on any securities purchased by these persons or entities as they will on any other shares sold to the public in this offering.

Delivery of the shares of common stock and the warrants is expected to be made on or about November 22, 2024.

Jefferies

Prospectus Supplement dated November 20, 2024

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock and pre-funded warrants and accompanying Series A warrants and Series B warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock and pre-funded warrants and accompanying Series A warrants and Series B warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and pre-funded warrants and accompanying Series A warrants and Series B warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context indicates otherwise, as used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “the company” and “Verrica” refer to Verrica Pharmaceuticals Inc.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include, among other things, statements about:

•	our ability to maintain compliance with our covenants under our credit agreement;

•	our expectations regarding the commercialization of YCANTH (VP-102) for the treatment of molluscum contagiosum;

•	our plans to develop and commercialize our product candidates;

•	the timing of our planned clinical trials for our product candidates;

•

our ability to maintain regulatory approvals for YCANTH (VP-102) for the treatment of molluscum contagiosum or obtain approval for additional indications for YCANTH (VP-102) for the treatment of external genital warts and common warts and our other product candidates;

•	the clinical utility of our product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our expectations about the willingness of healthcare professionals to use our product candidates;

•	our expectations about the willingness of healthcare professionals to use YCANTH (VP-102) for the treatment of molluscum contagiosum and any of our product candidates;

•	our expectations about third-party payors to reimburse or patients to pay for YCANTH (VP-102) for the treatment of molluscum contagiosum and any of our product candidates;

•	our intellectual property position;

•	our plans to in-license, acquire, develop and commercialize additional product candidates for other dermatological conditions to build a fully integrated dermatology company;

•	our competitive position and the development of and projections relating to our competitors or our industry;

•	our ability to identify, recruit and retain key personnel;

•	the impact of laws and regulations;

•	our plans to identify additional product candidates with significant commercial potential that are consistent with our commercial objectives;

•	our estimates regarding future revenue, expenses and needs for additional financing;

•	our ability to continue as a going concern; and

•	our intended use of proceeds from this offering.

S-iii

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-7 of this prospectus supplement and under a similar headings in our Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which are incorporated by reference in this prospectus supplement, along with our financial statements and notes to those financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

We are a dermatology therapeutics company developing and selling medications for skin diseases requiring medical intervention. We are primarily focused on developing clinician administered therapies in areas of high unmet need. Our current product portfolio consists of one approved product with several potential follow-on indications, as well as two additional pipeline products. Our commercial product, YCANTH (formerly referred to as VP-102), was approved by the U.S. Food and Drug Administration, or FDA, in July 2023 for the treatment of molluscum contagiosum in adult and pediatric patients two years of age and older. YCANTH (VP-102) is a proprietary drug-device combination that contains a GMP-controlled formulation of cantharidin. We are also developing YCANTH for potential follow-on indications for the treatment of common warts and external genital warts. Our two additional product candidates are: (i) VP-315 an oncolytic peptide-based injectable therapy for the potential treatment of dermatology oncologic conditions, including basal cell carcinoma, and (ii) VP-103, a second cantharidin based drug device combination for the potential treatment of plantar warts.

YCANTH (VP-102) – Molluscum Commercialization Strategy Update

On July 21, 2023, YCANTH (cantharidin) 0.7% topical solution was the first product approved by the FDA for the treatment of molluscum contagiosum in adult and pediatric patients two years of age and older. We commercially launched YCANTH (VP-102) in August 2023 in the United States for the treatment of molluscum contagiosum.

We have reviewed and are implementing changes to our commercialization organization designed to balance sales growth and cost controls based upon distribution and reimbursement coverage for YCANTH (VP-102). To that end, on October 1, 2024, we reduced our workforce to reduce costs and optimize the efficiency of our field sales force. We are also reducing the number of sales territories from 80 to approximately 33 with a focus on those territories that have historically shown a high prevalence of molluscum and favorable medical and pharmacy benefit coverage.

In addition, while we intend to continue to maintain and grow our existing sales to hospitals and dermatologists, we are now expanding the focus of our sales efforts to pediatricians as well as medical professionals with historical use of compounded cantharidin. There are approximately 67,000 pediatricians in the United States. Pediatricians are typically the first point of contact with patients with molluscum, referring many of the six million molluscum patients in the U.S. to dermatologists. We believe pediatricians have historically not treated molluscum because there has been no FDA-approved solution and existing treatments can be painful without proven efficacy. Therefore, we believe YCANTH (VP-102) presents an incremental revenue opportunity and resolves an unmet need for pediatricians to treat children with molluscum.

We are also working to increase payor access to YCANTH (VP-102) and improve the clinician and patient experience. For example, we have reduced co-pays, and we are working to remove prior authorizations and generally reduce accessibility frictions for medical professionals and patients.

As a result of the reduction in expenses as well as the changes to our business and strategy described above, we are targeting to be operating cash flow break-even on a monthly basis in the second half of 2025.

YCANTH (VP-102)—Common Warts Update

We are developing YCANTH (VP-102) for the treatment of common warts. We are pursuing a global Phase 3 clinical trial of YCANTH (VP-102) for common warts with our collaboration partner, Torii Pharmaceuticals Co., Ltd., or Torri. We and Torii will equally split the cost of the global Phase 3 clinical trial, with Torii paying all of the costs when due and treating our portion of the costs as an offset to Torii’s future payment obligations to us based on regulatory milestones and sales of YCANTH for molluscum and common warts in Japan. We anticipate that the Phase 3 clinical trial of YCANTH (VP-102) for the treatment of common warts will begin in the first half of 2025.

VP-315 – Basal Cell Carcinoma Update

We are developing VP-315 for basal cell carcinoma, or BCC. In August 2024, we announced preliminary positive results from Part 2 of our two-part Phase 2 multicenter, open-label, dose-escalation proof-of-concept trial of VP-315 for BCC. The data were based on 93 confirmed basal cell carcinoma lesions that were treated during Part 2 of the trial; however, for histologic reduction in tumor size and overall reduction in tumor size, data from three of the 93 lesions are pending. Based on the preliminary results, VP-315 was well tolerated with no reported treatment-related serious adverse events or dose-limiting toxicities (n=93). Most treatment-related adverse events were mild to moderate cutaneous reactions. The overall reduction in tumor size of 90 of the lesions treated in Part 2 of the trial was approximately 86%. Approximately 51% of all lesions treated in Part 2 of the trial achieved complete histological clearance, with no observation of residual tumor cells (n=90), and patients with residual tumor on average achieved an approximate 71% reduction in tumor size (n=90). We also observed a 97% calculated objective response rate (ORR), which we calculated as the total percentage of patients with no disease progression and that achieved greater than 30% reduction in lesion size or complete clearance. We expect genomic and T-cell (immune response) data from the trial in the first quarter of 2025 and expect to hold an End-of-Phase 2 meeting with the FDA to determine next steps for the development of VP-315 for the treatment of BCC in the first half of 2025.

Risks Associated With Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus supplement immediately following this prospectus supplement summary and in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which are incorporated by reference in this prospectus supplement. These risks include the following:

•	Our financial statements have been prepared assuming that we will continue as a going concern.

•

We may not be able to generate sufficient cash to service our indebtedness, we may be required to begin paying principal prior to the maturity date, and we believe we will be unable to borrow additional funds pursuant to our Loan Facility.

•

We have incurred significant losses since our inception. We expect to incur losses until revenue from YCANTH (VP-102) for the treatment of molluscum contagiosum is sufficient to fund our operations, if ever, and we may never achieve or maintain profitability.

•

Even if this offering is successful, we will need substantial additional funding to meet our financial obligations and to pursue our business objectives, including the continued commercialization of YCANTH (VP-102) for the treatment of molluscum contagiosum as well as the development of YCANTH for the treatment of additional indications and our other product candidates. If we are unable to raise capital when needed, we could be forced to curtail our planned operations and the pursuit of our growth strategy, which could impact our ability to continue as a going concern.

•

We have a limited operating history and limited history of commercializing products, which may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

•	If we are unable to successfully develop, receive regulatory approval for and commercialize our product candidates, or experience significant delays in doing so, our business will be harmed.

•

We currently rely on a third party to supply the raw materials and applicator components used for YCANTH (VP-102) and if we encounter any extended difficulties in procuring, or creating an alternative for those components or our raw material in YCANTH (VP-102) or any of our product candidates, our business operations would be impaired.

•

We have entered into, and may seek additional, collaborations with third parties for the development or commercialization of our product candidates. If those collaborations are not successful, we may not be able to capitalize on the market potential of these product candidates.

•

We face substantial competition which may result in a smaller than expected commercial opportunity and/or others discovering, developing or commercializing products before or more successfully than we do.

•

The success of YCANTH (VP-102) for the treatment of molluscum contagiosum and our product candidates will depend significantly on coverage and adequate reimbursement or the willingness of patients to pay for these procedures.

•	The market for YCANTH (VP-102) for the treatment of molluscum contagiosum and our product candidates may not be as large as we expect.

•	If we are unable to obtain or protect intellectual property rights related to any of our product candidates, we may not be able to compete effectively in our market.

•

We are subject to legal proceedings and claims from time to time that may seek material damages or otherwise may have a material adverse effect on our business, including a putative class action complaint against us and certain of our current and former officers and directors in the U.S. District Court for the Eastern District of Pennsylvania. The costs we incur in defending ourselves or associated with settling any of these proceedings, as well as a material final judgment or decree against us, could materially adversely affect our financial condition.

•

We expect to expand our development and regulatory capabilities and our sales, marketing and distribution capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

•	The trading price of the shares of our common stock may be volatile, and purchasers of our common stock could incur substantial losses.

Corporate Information

We were incorporated under the laws of the State of Delaware on July 3, 2013. Our principal executive offices are located at 44 West Gay Street, Suite 400, West Chester, PA 19380 and our telephone number is (484) 453-3300. Our common stock is listed on The Nasdaq Global Market under the symbol “VRCA.”

Our internet website address is www.verrica.com. The information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our securities.

“Verrica”, the Verrica logo, YCANTH and our other trademarks or service marks appearing in this prospectus supplement or incorporated herein by reference are our property. This prospectus supplement and the information incorporated herein by reference contains additional trade names, trademarks and service marks of others, which are the property of their respective owners.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Common Stock offered by Verrica	44,964,045 shares

Pre-funded warrants offered by Verrica	We are also offering, in lieu of shares of our common stock to certain investors, pre-funded warrants to purchase 2,235,955 shares of our common stock. The purchase price of each pre-funded warrant is equal to the price per share of our common stock and accompanying Series A warrant and Series B warrant at which the shares of our common stock and accompanying Series A warrants and Series B warrants are being sold in this offering, minus $0.0001, the exercise price of each pre-funded warrant. Each prefunded warrant will be exercisable from the date of issuance until fully exercised, subject to a beneficial ownership limitation. See “Description of Securities we are Offering.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such pre-funded warrants.

Series A warrants and Series B warrants offered by Verrica	We are also offering Series A warrants to purchase 23,600,000 shares of common stock (or, for those investors who so choose, pre-funded warrants) and Series B warrants to purchase 23,600,000 shares of common stock (or, for those investors who so choose, pre-funded warrants). Each Series A warrant will have an exercise price of $1.0680 per share of common stock (or, for those investors who so choose, pre-funded warrants) and will expire one year from the date of issuance. Each Series B warrant will have an exercise price of $1.3350 per share of common stock (or, for those investors who so choose, pre-funded warrants) and will expire five years from the date of issuance. Each Series A warrant and Series B warrant will be immediately exercisable, subject to a beneficial ownership limitation. See “Description of Securities we are Offering.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such Series A warrants and Series B warrants.

Underwriter’s option to purchase additional shares	We have granted the underwriter an option to purchase up to an additional 7,080,000 shares of our common stock and/or Series A warrants to purchase 3,540,000 additional shares of our common stock and Series B warrants to purchase 3,540,000 additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Common Stock to be outstanding after this offering	90,564,840 shares (or 97,644,840 shares if the underwriter exercises in full its option to purchase additional shares), assuming no exercise of any warrants issued in this offering.

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $39.1 million (or approximately $45.1 million if the underwriter exercises in full its option to purchase up to 7,080,000 additional shares of common stock and/or Series A warrants to purchase 3,540,000 additional shares of our common stock and Series B warrants to purchase 3,540,000 additional shares of our common stock). These estimates exclude proceeds, if any, from the exercise of the warrants sold in this offering.

We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents primarily for working capital and general corporate purposes, including the continued commercialization of YCANTH. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-8, page 8 of the accompanying prospectus and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which are incorporated by reference, for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Global Market symbol	Our common stock is listed on the Nasdaq Global Market under the symbol “VRCA”. We do not intend to list the warrants on the Nasdaq Global Market or any other national securities exchange or nationally recognized trading system.

Indication of Interest	Entities affiliated with Paul B. Manning, a member of our board of directors, have agreed to purchase an aggregate of 22.9 million shares of common stock with accompanying Series A warrants to purchase 11.5 million shares of common stock and Series B warrants to purchase 11.5 million shares of common stock in this offering at the public offering price. The underwriter will receive the same underwriting discount on the securities purchased by these persons or entities as they will on any other shares sold to the public in this offering.

The number of shares of our common stock to be outstanding after this offering is based on 45,600,795 shares of our common stock outstanding as of September 30, 2024 and excludes:

•	6,389,611 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted average exercise price of $7.74 per share;

•	272,500 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of September 30, 2024;

•	1,481,481 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of September 30, 2024 with an exercise price of $0.0001 per share;

•	1,018,551 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2024, at a weighted average exercise price of $7.76 per share;

•	2,970,865 shares of common stock reserved for future issuance under our 2018 equity incentive plan as of September 30, 2024; and

•	2,000,000 shares of common stock issuable upon the exercise of stock options awarded under our 2024 inducement plan subsequent to September 30, 2023 at an exercise price of $0.7463 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of the outstanding options or vesting and settlement of unvested restricted stock units described above, (ii) no exercise of outstanding warrants described above, (iii) no exercise by the underwriter of its option to purchase additional shares of our common stock and/or warrants to purchase shares of our common stock, and (iv) no exercise of the warrants included in this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the risks and uncertainties described below together with all other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. The risk factors included in this prospectus supplement update the corresponding risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. If any of the following risks or any of the risks incorporated herein by reference actually occurs, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock and the value of our warrants could decline and you might lose all or part of your investment.

Risks Related to this Offering

Raising additional capital, including as a result of this offering, may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our product candidates.

Until such time, if ever, as we can generate substantial revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings and license and collaboration agreements. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies, intellectual property, potential future revenue streams, or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our product candidate development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

If you purchase securities in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your securities purchased in this offering because the price you will pay will be substantially greater than the net tangible book value per share of the securities you acquire. To the extent outstanding options or warrants are exercised or shares of common stock are issued upon the vesting or other settlement of outstanding restricted stock units, you will incur further dilution. In the events the warrants included in this offering are exercised by holders, you will experience additional dilution. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have an adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

A significant portion of our total outstanding shares are eligible to be sold into the market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Upon completion of this offering, based on our shares outstanding as of September 30, 2024, we will have 90.6 million shares of common stock outstanding assuming no exercise by the underwriter of its option to purchase additional shares of our common stock and/or warrants to purchase shares of our common stock. Of these shares, approximately 16.5 million are subject to a contractual lock-up with the underwriter for this offering for a period of 60 days following this offering. These shares can be sold, subject to any applicable volume limitations under federal securities laws, after the earlier of the expiration of, or release from, the 60-day lock-up period. The balance of our outstanding shares of common stock, including any shares purchased in this offering, may be resold into the public market immediately without restriction, unless owned or purchased by our affiliates.

All of our outstanding options and restricted stock units or shares that are otherwise issuable under our equity compensation plans are registered under the Securities Act of 1933, as amended, or the Securities Act, on registration statements on Form S-8. These shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described above, to the extent applicable.

There is no public market for the warrants being offered in this offering.

There is no public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Global Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited. See “Description of Securities we are Offering.”

We will not receive any meaningful amount of, or potentially any, additional funds upon the exercise of the pre-funded warrants and may not receive any additional funds upon the exercise of the Series A warrants and Series B warrants; however, any exercise would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful, or potentially any, additional funds upon the exercise of the pre-funded warrants. To the extent such pre-funded warrants are exercised, additional shares of common stock will be issued for nominal or no additional consideration, which will result in dilution to the then existing holders of our common stock and will increase the number of shares eligible for resale in the public market. Additionally, the Series A warrants and Series B warrants may be exercised any time prior to their respective expiration dates by way of a cashless exercise. To the extent such Series A warrants and Series B warrants are exercised by way of a cashless exercise, additional shares of common stock will be issued for no additional consideration, which will result in dilution to the then existing holdings of our common stock and will increase the number of shares eligible for resale in the public market.

Holders of the warrants will have no rights as common stockholders until such holders exercise their warrants and acquire shares of our common stock.

Until holders of the warrants exercise their warrants and acquire shares of our common stock, such holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date. Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the pre-funded warrants that they hold.

The exercisability of the pre-funded warrants, Series A warrants and Series B warrants is subject to beneficial ownership limitations, as described in “Description of Securities we are Offering.” As a result, you may not be able to exercise your warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions. See “Description of Securities we are Offering.”

Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the pre-funded warrants that they hold; and it may not ever be profitable for holders of the Series A warrants and Series B warrants to exercise such warrants.

The exercisability of the pre-funded warrants, Series A warrants and Series B warrants is subject to beneficial ownership limitations, as described in “Description of Securities we are Offering.” As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

Holders of the Series A warrants may exercise their right to acquire the common stock and pay an exercise price equal to $1.0680 per share of common stock (or, for those investors who so choose, pre-funded warrant), subject to certain adjustments, prior to one year from the date of issuance, after which date any unexercised Series A warrants will expire and have no further value, and holders of the Series B warrants may exercise their right to acquire the common stock and pay an exercise price equal to $1.3350 per share of common stock (or, for those investors who so choose, pre-funded warrant), subject to certain adjustments, prior to five years from the date of issuance, after which date any unexercised Series B warrants will expire and have no further value. Following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. The warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the respective exercise prices of the Series A warrants and Series B warrants, and, consequently, it may not ever be profitable for holders of the Series A warrants and Series B warrants to exercise such warrants.

Risks Related to Ownership of Our Common Stock and Our Status as a Public Company

Concentration of ownership of our common stock among our existing executive officers, directors and principal stockholders may prevent our other stockholders from influencing significant corporate decisions.

Our executive officers, directors and current beneficial owners of 5% or more of our common stock and their respective affiliates, including entities affiliated with Paul B. Manning, in the aggregate, beneficially own a majority of our outstanding common stock. As a result, these persons, acting together, can significantly influence all matters requiring stockholder approval, including the election and removal of directors, any merger, consolidation, sale of all or substantially all of our assets, or other significant corporate transactions.

In addition, if entities affiliated with Paul B. Manning are allocated and purchase all of the securities they have agreed to purchase in this offering, the number of shares of our common stock beneficially owned by our executive officers, directors and current beneficial owners of 5% or more of our common stock and their respective affiliates will further increase, and the number of shares of common stock beneficially owned by entities affiliated with Paul B. Manning would increase to 49.99% of our common stock.

The interests of these holders may not always coincide with our corporate interests or the interests of other stockholders, and they may act in a manner with which you may not agree or that may not be in the best interests of our other stockholders. This concentration of ownership may have the effect of delaying or preventing a change in control of our company and might affect the market price of our common stock.

We are subject to legal proceedings and claims from time to time that may seek material damages or otherwise may have a material adverse effect on our business. The costs we incur in defending ourselves or associated with settling any of these proceedings, as well as a material final judgment or decree against us, could materially adversely affect our financial condition.

We are subject to legal proceedings and claims from time to time that may seek material damages or otherwise may have a material adverse effect on our business. For example, in June 2022, we were named a defendant in a putative class action complaint against us and certain of our current and former officers and directors in the U.S. District Court for the Eastern District of Pennsylvania. The lawsuit seeks unspecified compensatory damages and other relief on behalf of Plaintiff and all other persons and entities which purchased or otherwise acquired our securities between May 19, 2021 and May 24, 2022. In addition, on October 21, 2024, a plaintiff filed a putative stockholder derivative lawsuit in the U.S. District Court for the Eastern District of Pennsylvania. The complaint names us as a nominal defendant and purports to bring claims on our behalf against certain of our current and former directors and officers for alleged violations of the federal securities laws and breaches of their fiduciary duties in relation to substantially the same factual allegations as the above-described putative class action lawsuit. See “Item 3—Legal Proceedings” and “Part II, Item 8, Note 7-Commitments and Contingencies” in our Annual Report on Form 10-K and “Part I, Item 2, Note 6-Commitments and Contingencies” and “Part II, Item 1—Legal Proceedings” in our Quarterly Report on Form 10-Q for more information.

Due to the inherent uncertainties in legal proceedings, we cannot accurately predict the ultimate outcome of any such proceedings. This or any future litigation, regardless of the merits of any such proceeding, could harm our reputation and result in substantial costs and diversion of management’s attention and resources, which could adversely impact our business. Although we have directors’ and officers’ liability insurance, it provides for a substantial retention of liability and is subject to limitations and may not cover a significant portion, or any, of the expenses or liabilities we may incur or be subject to in connection with these lawsuits or other litigation to which we are party. The costs we incur in defending ourselves or associated with settling such proceedings, as well as a material final judgment or decree against us, that are not covered by our directors’ and officers’ liability insurance could materially adversely affect our financial condition. In addition, additional lawsuits may be filed, the conclusion of which in a manner adverse to us and for which we incur substantial costs or damages not covered by our directors’ and officers’ liability insurance could have a material adverse effect on our financial condition and business.

USE OF PROCEEDS

We estimate that the net proceeds to us from our issuance and sale of shares of our common stock and pre-funded warrants and the accompanying Series A warrants and Series B warrants will be approximately $39.1 million, or approximately $45.1 million if the underwriter exercises in full its option to purchase up to 7,080,000 additional shares of common stock and/or Series A warrants to purchase 3,540,000 additional shares of our common stock and Series B warrants to purchase 3,540,000 additional shares of our common stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of the warrants included in this offering, and we will receive only nominal additional proceeds from any exercise of pre-funded warrants.

We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, primarily for working capital and general corporate purposes, including the continued commercialization of YCANTH. We may also use a portion of the net proceeds to invest in or acquire additional businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any future acquisitions as of the date of this prospectus supplement.

Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our product candidate development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs.

As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.

Based on the planned use of proceeds described above, we believe that the net proceeds from this offering and our current cash and cash equivalents will be sufficient to enable us to fund our operating expenses and capital expenditure requirements into the first quarter of 2026. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

If all of the pre-funded warrants sold in this offering were to be exercised in cash at an exercise price per share equal to $0.0001, all of the Series A warrants sold in this offering were to be exercised in cash at an exercise price equal to $1.0680 per share of common stock (or, for those who so choose, pre-funded warrant), and all of the Series B warrants sold in this offering were to be exercised in cash at an exercise price equal to $1.3350 per share of common stock (or, for those who so choose, pre-funded warrant), we would receive exercise proceeds of approximately $56.7 million (or approximately $65.2 million if the underwriters exercise their option in full). We cannot predict when or if the warrants will be exercised. It is possible that the Series A warrants and/or Series B warrants may expire and that the warrants may never be exercised.

DIVIDEND POLICY

We have never declared or paid, and do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant. In addition, the terms of our Credit Agreement with OrbiMed Royalty & Credit Opportunities IV, LP restrict our ability to pay dividends.

DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value (deficit) per share of our common stock after this offering. Our historical net tangible book value (deficit) as of September 30, 2024 was $(34.6) million, or $(0.76) per share of common stock. Historical net tangible book value (deficit) per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding on September 30, 2024.

After giving effect to our issuance and sale of 44,964,045 shares of common stock and pre-funded warrants to purchase 2,235,955 shares of common stock and accompanying Series A warrants to purchase 23,600,000 shares of our common stock and Series B warrants to purchase 23,600,000 shares of our common stock in this offering at an public offering price of $0.8900 per share and accompanying Series A warrant and Series B warrant and $0.8899 per pre-funded warrant and accompanying Series A warrant and Series B warrant (which equals the price per share at which the shares of common stock and accompanying Series A warrants and Series B warrants are being sold in this offering, minus the $0.0001 per share exercise price of each such pre-funded warrant) (and excluding shares of common stock issued upon exercise of the warrants or any resulting accounting associated therewith and assuming such warrants are classified and accounted for as stockholders’ equity), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been $4.5 million, or $0.05 per share. This represents an immediate increase in as adjusted net tangible book value per share of $0.81 to existing stockholders and immediate dilution of $0.84 in as adjusted net tangible book value per share to new investors purchasing securities in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution to the new investors purchasing securities in this offering without giving effect to the option to purchase additional shares granted to the underwriter:

Public offering price per share (or pre-funded warrant in lieu thereof at the public offering price less $0.0001) and accompanying Series A warrant and Series B warrant		$0.8900
Net tangible book value (deficit) per share as of September 30, 2024	$(0.76)
Increase per share attributable to sale of shares of common stock and pre-funded warrants in this offering and accompanying Series A warrants and Series B warrants	0.81

As adjusted net tangible book value per share after this offering		0.05

Dilution per share to new investors		$0.84

If the underwriter exercises its option to purchase 7,080,000 additional shares of our common stock and/or Series A warrants to purchase 3,540,000 additional shares of our common stock and Series B warrants to purchase 3,540,000 additional shares of common stock in full at the public offering price of $0.8900 per share and accompanying Series A warrant and Series B warrant, assuming no exercise of the warrants offered in this offering, after deducting underwriting discounts and commissions, and estimate offering expenses payable by us, the as adjusted net tangible book value will increase to $0.11 per share, representing an immediate increase to existing stockholders of $0.87 per share, and immediate dilution to new investors in this offer of $0.78 per share.

If holders of the warrants exercise the warrants in full, the as adjusted net tangible book value per share after giving effect to this offering would be $0.42 per share, representing an immediate increase to existing stockholders of $1.18 per share, and immediate dilution to new investors in this offering of $0.47 per share.

The number of shares of our common stock to be outstanding after this offering is based on 45,600,795 shares of our common stock outstanding as of September 30, 2024 and excludes:

•	6,389,611 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted average exercise price of $7.74 per share;

•	272,500 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of September 30, 2024;

•	1,481,481 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of September 30, 2024 with an exercise price of $0.0001 per share;

•	1,018,551 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2024, at a weighted average exercise price of $7.76 per share;

•	2,970,865 shares of common stock reserved for future issuance under our 2018 equity incentive plan as of September 30, 2024; and

•	2,000,000 shares of common stock issuable upon the exercise of stock options awarded under our 2024 inducement plan subsequent to September 30, 2023 at an exercise price of $0.7463 per share.

To the extent that any outstanding options or warrants are exercised, shares of common stock are issued upon the vesting or other settlement of outstanding restricted stock units, new stock awards are issued under our 2018 equity incentive plan, the warrants issued in this offering are accounted for as liabilities or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there may be further dilution to new investors purchasing common stock or pre-funded warrants in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of our common stock, or, for certain investors that so choose, in lieu of common stock, pre-funded warrants to purchase shares of our common stock, together with Series A warrants to purchase shares of our common stock and Series B warrants to purchase shares of our common stock. We are also registering the shares of common stock issuable from time to time upon exercise of warrants offered hereby. The shares of common stock (or pre-funded warrants) and accompanying Series A warrants and Series B warrants are immediately separable and will be issued separately but can only be purchased together in this offering.

Common Stock

We are offering shares of common stock in this offering. Our certificate of incorporation authorizes us to issue up to 200,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share, all of which shares of preferred stock are undesignated. For more information regarding our common stock, see the section titled “Description of Capital Stock” starting on page 11 of the accompanying prospectus.

Pre-Funded Warrants

The following is a summary of the material attributes and characteristics of the pre-funded warrants. The pre-funded warrants will be issued as individual warrant agreements to each individual purchaser of a pre-funded warrant. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC. The following summary is subject in all respects to the provisions contained in the pre-funded warrants.

Each pre-funded warrant entitles the holder thereof to purchase shares of our common stock at an exercise price equal to $0.0001 per share. Each pre-funded warrant will be exercisable at any time beginning on the date of issuance. The number of shares of our common stock issuable upon exercise of each pre-funded warrant is subject to adjustment upon certain corporate events, including certain stock dividends and splits, combinations, reclassifications and certain other events.

The holder of the pre-funded warrant may exercise the pre-funded warrant by delivering an exercise notice, completed and duly signed, and payment in cash of the exercise price for the number of shares of our common stock for which the pre-funded warrant is being exercised. The holder of the pre-funded warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in shares of common stock determined according to the formula set forth in the pre-funded warrant.

Upon a holder’s exercise of the pre-funded warrant, we will issue the shares of common stock to which the holder is entitled pursuant to such exercise within two trading days after the exercise date.

A holder of the pre-funded warrant will not be entitled to exercise any portion of such pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) to exceed 9.99% of the total number of then issued and outstanding shares of common stock, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant and subject to such holder’s rights under the pre-funded warrant to increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from such holder to us.

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash, or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants.

The pre-funded warrants do not confer upon the holder any voting or other rights as our stockholders except that the holder generally shall be entitled to participate in a distribution (as described in the pre-funded warrants) to the same extent that the holder would have participated therein if the holder had held our common stock acquirable upon exercise of the pre-funded warrants immediately before the distribution.

Series A Warrants and Series B Warrants

The following is a summary of the material terms and provisions of the Series A warrants and Series B warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the full text of the respective warrants, which have been provided to the investors in this offering and the form of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the Series A warrants and Series B warrants for a complete description of the terms and conditions of the respective warrants.

Duration and Exercise Price

Each Series A warrant entitles the holder thereof to purchase shares of our common stock at an exercise price of $1.0680 per share of common stock (or, for those investors who so choose, pre-funded warrants) and will expire one year from the date of issuance. Each Series B warrant entitles the holder thereof to purchase shares of our common stock at an exercise price of $1.3350 per share of common stock (or, for those investors who so choose, pre-funded warrants) and will expire five years from the date of issuance. The exercise prices and numbers of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Exercisability

The Series A warrants and Series B warrants are exercisable immediately and at any time up to the date that is one year and five years, respectively, after their original issuance. The Series A warrants and Series B warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock issuable upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitation

A holder of the Series A and Series B warrants will not be entitled to exercise any portion of such warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) to exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, if such holder holds less than 20% of the number of shares of our common stock prior to such exercise. However, upon at least 61 days’ prior notice from such holder to us subject to the terms of the warrants, such holder may increase or decrease such percentage to any other percentage not in excess of 9.99%. If a holder holds 20% or more than the number of shares of our common stock outstanding prior to such exercise, such holder will not be entitled to exercise any portion of such warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock owned by such holder to exceed 49.99%. If the holder is not permitted to exercise a Series A warrant or a Series B warrant for common stock due to the foregoing limitation, then the holder may exercise such warrant for an equivalent number of pre-funded warrants with an exercise price of $0.0001 in substantially the same form of pre-funded warrant to purchase shares of common stock described elsewhere in this prospectus supplement.

Cashless Exercise

If, at the time a holder exercises its Series A warrants or Series B warrants, a registration statement registering the issuance of the shares of common stock underlying such warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the applicable warrant.

Transferability

A Series A warrant or Series B warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Series A warrants or Series B warrants. Rather, the number of shares of common stock to be issued will be rounded down to the nearest whole number and we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Rights as a Stockholder

Except as otherwise provided in the Series A warrants and Series B warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of Series A warrants and Series B warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such warrant holders exercise their Series A warrants and Series B warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Series A warrants and Series B warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series A warrants and Series B warrants will be entitled to receive upon exercise of such warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In lieu of receiving such common stock in the fundamental transaction, the Series A warrant or Series B warrant holder may elect to have the Company or the successor entity purchase the warrant holder’s Series A warrant or Series B warrant for its fair market value measured by the Black Scholes method.

Waivers and Amendments

No term of the Series A warrants and Series B warrants may be amended or waived without the written consent of the holder of such warrant.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Global Market under the trading symbol “VRCA.” There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to list the warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock (including the underlying shares of common stock issuable upon exercise of the warrants) is Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC). We are the warrant agent for the pre-funded warrants, the Series A warrants and the Series B warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF OUR COMMON STOCK AND WARRANTS

The following is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock, Series A warrants, Series B warrants (together with Series A warrants, “Series A/B warrants”) and pre-funded warrants (together with Series A/B warrants, “warrants”) offered pursuant to this prospectus. Our common stock, Series A warrants, Series B warrants and pre-funded warrants are referred to collectively herein as our “securities.” This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income, the alternative minimum tax, or the special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended, or the Code, and does not address any U.S. federal non-income tax consequences such as estate or gift tax consequences or any tax consequences arising under any state, local, or non-U.S. tax laws. This discussion is based on the Code and applicable Treasury Regulations promulgated thereunder, judicial decisions and published rulings, and administrative pronouncements of the Internal Revenue Service, or the IRS, all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested, and do not intend to request, a ruling from the IRS with respect to the U.S. federal income tax consequences discussed below, and there can be no assurance that the IRS or a court will agree with such tax consequences.

This discussion is limited to holders who purchase our securities offered by this prospectus and who hold our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not address any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

•	certain former citizens or long-term residents of the United States;

•

partnerships or other entities or arrangements treated as partnerships, S corporations or other pass-through entities, or disregarded entities (including hybrid entities) for U.S. federal income tax purposes (and investors therein);

•	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;

•	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	banks, financial institutions, investment companies, insurance companies, brokers, dealers or traders in securities;

•	real estate investment trusts or regulated investment companies;

•	persons who have elected to mark securities to market;

•	tax-exempt organizations (including private foundations), governmental organizations or international organizations;

•	tax-qualified retirement plans;

•	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons that acquired our common stock through the exercise of warrants or conversion rights under convertible instruments;

•	persons who hold our common stock or pre-funded warrants that constitutes “qualified small business stock” under Section 1202 of the Code, or “Section 1244 stock” under Section 1244 of the Code;

•	persons who acquired our common stock or pre-funded warrants in a transaction subject to the gain rollover provisions of the Code (including Section 1045 of the Code);

•	persons that own, or have owned, actually or constructively, more than 5% of our common stock, including, for this purpose, our pre-funded warrants;

•	“qualified foreign pension funds” within the meaning of Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons holding our securities as part of a hedging or conversion transaction or straddle, or a constructive sale, or any other risk reduction strategy or integrated investment.

If a partnership (or an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes) holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our securities.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR SECURITIES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY U.S. FEDERAL NON-INCOME TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a U.S. holder is any beneficial owner of our securities that is a “ United States person” and is not a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

A non-U.S. holder is a beneficial owner of our securities that is not a United States person or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

Characterization of the pre-funded warrants for tax purposes

Although the characterization of the pre-funded warrants for U.S. federal income tax purposes is not entirely clear, because the exercise price of the pre-funded warrants is a nominal amount, we expect to treat the pre-funded warrants as our non-voting common stock for U.S. federal income tax purposes. Except where specifically noted below, the following discussion assumes our pre-funded warrants are treated as our common stock.

Our position with respect to the characterization of pre-funded warrants is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our common stock and, if so, the amount and character of your gain with respect to an investment in our pre-funded warrants could change. You should consult your tax advisor regarding the characterization of pre-funded warrants for U.S. federal income tax purposes, and the consequences to you of an investment in the pre-funded warrants based on your own particular facts and circumstances.

Allocation of Purchase Price

For U.S. federal income tax purposes, each share of common stock (or, in lieu of common stock, pre-funded warrants) and the accompanying Series A/B warrants issued pursuant to this offering will be treated as an “investment unit” consisting of one share of common stock or pre-funded warrant, as applicable and the accompanying Series A/B warrants to acquire our common stock (or pre-funded warrants). The purchase price for each investment unit will be allocated between these components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock (or, in lieu of common stock, pre-funded warrants) and the accompanying Series A/B warrants included in each unit. The separation of the share of common stock (or, in lieu of common stock, pre-funded warrants) and the accompanying Series A/B warrants included in a unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price between the common stock (or, in lieu of common stock, pre-funded warrants) and the accompanying Series A/B warrants.

Tax Consequences to U.S. Holders

Distributions

Since inception, we have never declared or paid any cash dividends on our common stock or pre-funded warrants, and we do not anticipate declaring or paying, in the foreseeable future, any such cash dividends. However, if we make cash or other property distributions on our common stock or pre-funded warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends received by non-corporate U.S. holders are generally taxed at long-term capital gains rates, provided certain holding period requirements are satisfied. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

Amounts that exceed such current and accumulated earnings and profits and, therefore, are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our common stock or pre-funded warrants, but not below zero. Any amount distributed in excess of basis will be treated as gain realized on the sale or other disposition of our common stock or pre-funded warrants and will be treated as described under the section titled “—Sale or Other Disposition of Our Securities” below.

As described in the form of the warrants (for this purpose, including pre-funded warrants), if we make certain distributions on our common stock, the exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants is subject to appropriate adjustment. The taxation of such an adjustment is unclear. It is possible such an adjustment would be treated as a constructive distribution subject to the rules described in this section, although other treatments may also be possible. Under Section 305 of the Code, for example, an adjustment to (or failure to adjust) the number of shares (or pre-funded warrants in the case of Series A/B warrants) that will be issued on the exercise of the warrants, or an adjustment to (or failure to adjust) the exercise price of the warrants, may be treated as a constructive distribution to a U.S. holder of the warrants if, and to the extent that, such adjustment (or failure to adjust) has the effect of increasing such U.S. holder’s proportionate interest in our assets or earnings and profits as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). You should consult your tax advisors regarding the proper tax treatment of any adjustments in respect of the warrants.

Sale or Other Disposition of Our Securities

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of our securities will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held our securities for more than one year as determined for U.S. federal income tax purposes. The amount of the gain or loss will equal the difference between such U.S. holder’s tax basis in the securities disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Exercise of Pre-Funded Warrants

A U.S. holder generally will not be required to recognize income, gain or loss upon the exercise of a pre-funded warrant for common stock. A U.S. holder tax basis in a share of common stock received upon exercise will be equal to the sum of (1) such U.S. holder’s tax basis in the pre-funded warrant and (2) the exercise price of the pre-funded warrant. If the pre-funded warrant is treated as our common stock, a U.S. holder’s holding period in the stock received upon exercise will include such U.S. holder’s holding period in the pre-funded warrants exchanged therefor.

Exercise of Series A/B Warrants

A U.S. holder generally will not recognize gain or loss on the exercise of a Series A/B warrant and the related receipt of common stock (or pre-funded warrants), except to the extent that cash is received in lieu of a fractional share of our common stock (or pre-funded warrants). A U.S. holder’s initial tax basis in the common stock (or pre-funded warrants) received on exercise of a Series A/B warrant will be equal to the sum of (a) such U.S. holder’s tax basis in the Series A/B warrant plus (b) the exercise price paid by such U.S. holder on the exercise of such Series A/B warrant. A U.S. holder’s holding period in the common stock (or pre-funded warrants) received on exercise of a Series A/B warrant generally should begin on the day after the date that such Series A/B warrant is exercised by such U.S. holder.

In certain circumstances, the Series A/B warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of Series A/B warrants on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a partially taxable event in respect of the portion of the Series A/B warrants deemed surrendered for the payment of the exercise price. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of Series A/B warrants on a cashless basis, including with respect to their holding period and tax basis in the common stock.

As noted above, this discussion assumes that pre-funded warrants should be treated as common stock for federal income tax purposes. If that assumption is correct, then the exercise of Series A/B warrants for pre-funded warrants should generally have the tax consequences described above in connection with an exercise of Series A/B warrants for common stock. However, other characterizations are possible, and no assurances can be made regarding the tax consequences of that exercise.

Lapse of Series A/B Warrants

Upon the lapse or expiration of a Series A/B warrant, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the Series A/B warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the sweetener warrant is held for more than one year. The deductibility of capital losses is subject to limitations.

Contingent Payments on the Series A/B Warrants

The Series A/B warrants entitle a holder to receive payments upon the occurrence of certain contingencies, including a distribution on shares of our common stock. The tax treatment of such payments, if made, is subject to substantial uncertainty, but may result in ordinary income to a U.S. holder and, in the case of distributions, likely would not be eligible for the lower tax rate applicable to certain dividends paid to non-corporate U.S.

holders of shares of our common stock as described above in “—Distributions” above. U.S. holders should consult their own tax advisors as to the appropriate tax treatment of any such contingent payments that may be made to them in respect of the Series A/B warrants.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on our securities, and gross proceeds on the sale or other disposition of our securities, unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number or certification of exempt status on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

If backup withholding is applied to you, you should consult with your own tax advisor to determine whether you have overpaid your U.S. federal income tax, and whether you are able to obtain a tax refund or credit of the overpaid amount.

Tax Consequences to Non-U.S. Holders

Distributions

As discussed above under “Tax Consequences to U.S. Holders—Distributions,” since inception, we have never declared or paid any cash dividends on our common stock or pre-funded warrants, and we do not anticipate declaring or paying, in the foreseeable future, any such cash dividends. However, if we make cash or other property distributions on our common stock or pre-funded warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Subject to the discussions below regarding effectively connected income, backup withholding, and Sections 1471 through 1474 of the Code, or FATCA, dividends paid (or constructive dividends deemed paid) to a non-U.S. holder of our securities generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or the applicable withholding agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form, or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or the applicable withholding agent before the payment of dividends and must be updated periodically. In the case of a non-U.S. holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of the tax treaty, dividends will be treated as paid to the entity or to those holding an interest in the entity. If the non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the financial institution or agent, which then will be required to provide certification to us or the applicable withholding agent, either directly or through other intermediaries. Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our securities in connection with the conduct of a trade or business in the United States, and dividends paid (or constructive dividends deemed paid) on our securities are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment or fixed base in the United States, if required by an applicable tax treaty), the non-U.S. holder will generally be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

However, any such effectively connected dividends paid (or constructive dividends deemed paid) on our securities generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on Disposition of Our Securities

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our securities, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•

our common stock or pre-funded warrants constitute a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock or pre-funded warrants, and our common stock or pre-funded warrants are not regularly traded on an established securities market as defined by applicable Treasury Regulations.

Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We do not believe that we are, or have been, and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC. Even if we are or were to become a USRPHC, gain arising from the sale or other disposition by a non-U.S. holder of our common stock may not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and a non-U.S. holder owns less than 5% of our common stock during the applicable period. We expect our common stock will be considered to be readily tradable on the Nasdaq Global Select Market, which is an established securities market in the United States. Special rules may apply to the determination of the 5% threshold in the case of a non-U.S. holder of warrants. Non-U.S. holders are urged to consult their tax advisors regarding the effect of holding warrants on the calculation of such 5% threshold. Non-U.S. holders should consult their tax advisors regarding the application of the regularly traded exception in respect of the warrants.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our securities, but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. If we are or become a USRPHC during the period described in the third bullet point above and our common stock is not regularly traded for purposes of the relevant rules, gain arising from the sale or other taxable disposition of our common stock by a non-U.S. holder will generally be subject to U.S. federal income tax in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply to a corporate non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Exercise of Pre-Funded Warrants

A non-U.S. holder generally will not be required to recognize income, gain or loss upon the exercise of a pre-funded warrant for common stock. See “—Tax Consequences to U.S. Holders—Exercise of Pre-Funded Warrants” above.

Exercise of Series A/B Warrants

A non-U.S. holder generally will not recognize gain or loss for U.S. federal income tax purposes on the exercise of a Series A/B warrant and the related receipt of common stock or pre-funded warrants (except to the extent cash is received in lieu of the issuance of a fractional share of our common stock or pre-funded warrants and certain other conditions are present, as discussed above under “—Tax Consequences to non-U.S. Holders—Gain on Disposition of Our Securities”). See “—Tax Consequences to U.S. Holders—Exercise of Series A/B Warrants.” However, if a cashless exercise of Series A/B warrants results in a taxable exchange, as described in “—Tax Consequences to U.S. Holders—Exercise of Series A/B Warrants,” the rules described above under “—Tax Consequences to non-U.S. Holders—Gain on Disposition of Our Securities” would apply.

Lapse of Series A/B Warrants

If a non-U.S. holder allows a Series A/B warrant to expire unexercised, such non-U.S. holder will recognize a capital loss for U.S. federal income tax purposes in an amount equal to such holder’s tax basis in the Series A/B warrant. See “—Tax Consequences to U.S. Holders—Lapse of Series A/B Warrants” above.

Contingent Payments on the Series A/B Warrants

As described above under the heading “—Tax Consequences to U.S. Holders—Contingent Payments on the Series A/B Warrants,” in certain circumstances, a holder of Series A/B warrants may receive payments upon the occurrence of certain contingencies. The tax treatment of such payments, if made, is subject to substantial uncertainty, and there is a significant risk that such payments are treated as U.S. source income that is subject to U.S. federal withholding tax at the rate of 30%. Non-U.S. holders should consult their own tax advisors as to the appropriate U.S. federal income tax treatment of any such contingent payments that may be made to them in respect of the Series A/B warrants, the US. tax characterization of such payments and the potential for any such payments being subject to a U.S. withholding tax. Any U.S. federal income tax required to be withheld on any portion of such contingent payment may be withheld from shares of our common stock, sales proceeds subsequently paid or credited, or other amounts payable or distributable to a non-U.S. Holder.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions (including constructive distributions) on our securities paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required (because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty) and regardless of whether such distributions constitute dividends. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends or the gross proceeds of a disposition of our securities provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a United States person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA applies to dividends (including constructive dividends) paid on our securities and, subject to the proposed Treasury Regulations described below, also applies to gross proceeds from sales or other dispositions of our securities. The U.S. Treasury Department has released proposed Treasury Regulations which, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a disposition of our securities. In its preamble to such proposed Treasury Regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed Treasury Regulations until final regulations are issued.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and Jefferies LLC, as the underwriter of this offering, we have agreed to sell to the underwriter and the underwriter has agreed, severally and not jointly, to purchase from us the number of shares of common stock and warrants shown opposite its name below.

Underwriter	Number of Shares	Number of Pre-Funded Warrants	Number of Series A Warrants	Number of Series B Warrants
Jefferies LLC	44,964,045	2,235,955	23,600,000	23,600,000

Total	44,964,045	2,235,955	23,600,000	23,600,000

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the securities if any of them are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter has advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriter is offering the shares of common stock and pre-funded warrants and the accompanying Series A warrants and Series B warrants subject to its acceptance of the shares of common stock and pre-funded warrants and the accompanying Series A warrants and Series B warrants from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers and to reject orders in whole or in part.

Commission and Expenses

The underwriter has advised us that they propose to offer the shares of common stock and pre-funded warrants and the accompanying Series A warrants and Series B warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.0267 per share of common stock and accompanying Series A warrant and Series B warrant or $0.0267 per pre-funded warrant and accompanying Series A warrant and Series B warrant. After the offering, the public offering price and concession to dealers may be reduced by the underwriter.

The following table shows the public offering prices, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of common stock and/or warrants to purchase common stock.

	Per Share and Accompanying Series A and Series B Warrants	Per Pre-Funded Warrant and Accompanying Series A and Series B Warrants	Total Without Option Exercise	Total With Full Option Exercise
Offering price	$0.8900	$0.8899	$42,007,776	$48,308,976
Underwriting discounts and commissions	$0.0445	$0.0445	$2,100,400	$2,415,460
Proceeds, before expenses, to us	$0.8455	$0.8454	$39,907,376	$45,893,516

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1.0 million. We have also agreed to reimburse the underwriter for certain of its expenses incurred in connection with the offering in an amount up to $35,000. The underwriter has agreed to reimburse us for certain expenses incurred in connection with the offering.

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to 7,080,000 additional shares of our common stock and/or Series A warrants to purchase 3,540,000 additional shares of our common stock and Series B warrants to purchase 3,540,000 additional shares of our common stock from us, at the public offering price, less underwriting discounts and commissions.

Listing

Our common stock is listed on The Nasdaq Global Market under the trading symbol “VRCA”.

The warrants will not be listed on any securities exchange or included in any quotation system.

No Sales of Similar Securities

We, our executive officers and directors and certain of our stockholders have agreed, subject to specified exceptions, not to directly or indirectly: (i) sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act; (ii) dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially; or (iii) otherwise publicly announce an intention to do any of the foregoing for a period of 60 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC. This restriction terminates after the close of trading of the common stock on and including the 60th day after the date of this prospectus supplement.

The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of our common stock in this offering; (ii) the issuance of shares of our common stock upon the exercise or vesting of an equity award or warrant or the conversion of a security, in each case outstanding on the date of the underwriting agreement and described in this prospectus; (iii) the issuance of shares of our common stock or other equity awards pursuant to existing employee benefit or equity incentive plans described in this prospectus; (iv) the issuance of shares of our common stock pursuant to any non-employee director stock plan or dividend reinvestment plan described in this prospectus; (v) our filing of any registration statement on Form S-8 with respect to the registration of securities to be offered under any employee benefit or equity incentive plan described in this prospectus; (vi) the issuance of up to 5% of the outstanding shares of our common stock or other securities, immediately following the closing of this offering, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters; or (vii) the issuance of shares of our common stock pursuant to the sales agreement between us and Jefferies LLC, as sales agent, dated November 7, 2022, and entered into in connection with our existing “at the market” offering program, or the ATM Program.

The restrictions described above do not apply to our directors, officers, equity holders or option holders with respect to transfers of common stock:

•

as a bona fide gift or gift or as a charitable contribution, provided that the recipient agrees to be bound in writing by the same restrictions, no filing under Section 16(a) of the Exchange Act or other public announcement reporting a reduction in beneficial ownership is required or voluntarily made during the restricted period and the transfer does not involve a disposition for value;

•

to any trust for the direct or indirect benefit of such person or such person’s immediate family, or, if such person is a trust, to a beneficiary of the trust or to the estate of the beneficiary of such trust; provided that the recipient agrees to be bound in writing by the same restrictions, no filing under Section 16(a) of the Exchange Act or other public announcement reporting a reduction in beneficial ownership is required or voluntarily made during the restricted period and the transfer does not involve a disposition for value;

•

in connection with the sale of common stock (i) acquired in the offering (other than company- directed shares acquired by one of our officers or directors) or (ii) acquired in open market transactions after the offering, provided that if any filing under Section 16(a) of the Exchange Act or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

•

if such person is a corporation, partnership, limited liability company, trust or other business entity (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 of the Securities Act of 1933, as amended) of such person, or to any investment fund or other entity controlled or managed by such person or affiliates of such person, or (ii) as part of a distribution, transfer or disposition without consideration by such person to its stockholders, partners, members, beneficiaries or other equity holders, provided that the recipient agrees to be bound in writing by the same restrictions and no filing under Section 16(a) of the Exchange Act or other public announcement reporting a reduction in beneficial ownership is required or voluntarily made during the restricted period;

•

by will or intestacy provided that no public filing, report or announcement will be voluntarily made and, if required, any public report or filing under Section 16 of the Exchange Act will indicate in the footnotes that the filing relates to the transfer of shares by will or intestacy, provided further that the recipient agrees to be bound in writing by the same restrictions, except where a court of competent jurisdiction requires such transfer or distribution be made without such a restriction, and the transfer does not involve a disposition for value;

•

to any immediate family member of such person provided that the recipient agrees to be bound in writing by the same restrictions, no filing under Section 16(a) of the Exchange Act or other public announcement reporting a reduction in beneficial ownership is required or voluntarily made during the restricted period and the transfer does not involve a disposition for value;

•

by operation of law or a settlement agreement related to the distribution of assets in connection with the dissolution of a marriage, domestic partnership or civil union, provided that no public filing, report or announcement will be voluntarily made and, if required, any public report or filing under Section 16 of the Exchange Act will clearly indicate in the footnotes that the filing relates to the transfer of shares by operation of law or pursuant to a court order or a settlement agreement related to the distribution of assets in connection with the dissolution of a marriage, domestic partnership or civil union, provided further that the recipient agrees to be bound in writing by the same restrictions except where a court of competent jurisdiction requires such transfer or distribution be made without such a restriction;

•

to us pursuant to agreements under which we have (i) the option to repurchase such securities or (ii) a right of first refusal with respect to transfers of such securities, in each case upon termination of service of such person; provided that any filing under Section 16 of the Exchange Act reporting a change in beneficial ownership shall indicate in the footnotes that the filing relates to the applicable circumstances described in this clause, and no other public announcement shall be required or will be made voluntarily in connection with such transfer;

•

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control (including, without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which such person may agree to transfer, sell, tender or otherwise dispose of common stock or other such securities in connection with such transaction, or vote any common stock or other such securities in favor of any such transaction); provided that any filing under Section 16 of the Exchange Act reporting a change in beneficial ownership shall indicate in the footnotes that the filing relates to the applicable circumstances described in this clause, and no other public announcement shall be required or will be made voluntarily in connection with such transfer;

•

in connection with a “sell to cover” transaction to satisfy applicable tax withholding obligations or otherwise to satisfy the payment of actual or estimated taxes due with respect to the vesting of those certain restricted stock units, as described herein or documents incorporated by reference herein; provided that any filing under Section 16 of the Exchange Act reporting a change in beneficial ownership shall indicate in the footnotes that the filing relates to the applicable circumstances described in this clause, and no other public announcement shall be required or will be made voluntarily in connection with such transfer; and

•	with the prior written consent of the underwriter.

Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 60-day period release all or any portion of the securities subject to lock-up agreements. Except for the lock-up exceptions set out above, there are no existing agreements between the underwriter and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriter has advised us that they, pursuant to Regulation M under the Exchange Act, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriter may also engage in passive market making transactions in our common stock on The Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or through online services maintained by one or more of the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of common stock or pre-funded warrants and accompanying Series A warrants and Series B warrants for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’ websites and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. Jefferies LLC is the sales agent under our ATM Program, under which we may offer and sell our common stock having aggregate sales proceeds of up to $50.0 million from time to time.

In the ordinary course of its various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares may be offered to the public in that Relevant State at any time:

•	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

•	to any legal entity which is a “qualified investor” as defined under Article 2 of the UK Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

•	in any other circumstances falling within Section 86 of the Financial Services and Market Act 2000, or FSMA,

provided that no such offer of the shares shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA, or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of the domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directly only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Financial Promotion Order; and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia, you confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

Further, you warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the shares of common stock and pre-funded warrants and accompanying Series A warrants and Series B warrants is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriter, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for its own account or, where permitted under the Addendum, for the accounts of its clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification – In connection with Section 309B of the SFA and the Capital Markets Products, or the CMP, Regulations 2018, the shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Cooley LLP, Reston, Virginia. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York.

EXPERTS

The financial statements of Verrica Pharmaceuticals Inc. as of December 31, 2023 and 2022, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.verrica.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-38529) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 19, 2024;

•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 13, 2024, our Quarterly Report on Form 10-Q for the quarter ended June  30, 2024 filed with the SEC on August 14, 2024, and our Quarterly Report on Form 10-Q for the quarter September 30, 2024 filed with the SEC on November  5, 2024;

•

our Current Reports on Form 8-K filed with the SEC on May 15, 2024, June  10, 2024, June  28, 2024, August  5, 2024, August  27, 2024, September  6, 2024, September  27, 2024, October  1, 2024, October  8, 2024 and November 4, 2024 to the extent the information in such reports is filed and not furnished; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 13, 2018, including any amendments or reports filed for the purposes of updating this description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Verrica Pharmaceuticals Inc.

Attn: Corporate Secretary

44 West Gay Street, Suite 400

West Chester, Pennsylvania 19380

(484) 453-3300

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell up to $150,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is traded on the Nasdaq Global Market under the symbol “VRCA.” On November 3, 2022, the last reported sale price of our common stock was $2.41 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements. See “Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 8 of this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 19, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration statement, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $150,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

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SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” on page 8 of this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Unless the context indicates otherwise, as used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “the company” and “Verrica” refer to Verrica Pharmaceuticals Inc. We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Overview

We are a dermatology therapeutics company committed to the development and commercialization of novel treatments that provide meaningful benefit for people living with skin diseases. Our lead product candidate, VP-102, is a proprietary drug-device combination of our topical solution of cantharidin, a widely recognized, naturally sourced agent to treat topical dermatological conditions, administered through our single-use precision applicator. We are initially developing VP-102 for the treatment of molluscum contagiosum, or molluscum, a highly contagious and primarily pediatric viral skin disease, external genital warts and common warts. There are currently no products approved by the U.S. Food and Drug Administration, or FDA, nor is there an established standard of care for either of these diseases, resulting in significant undertreated populations in two of the largest unmet needs in dermatology. VP-102 has the potential to be the first FDA-approved product for molluscum and for its active pharmaceutical ingredient, or API, to be characterized as a new chemical entity, or NCE, with the five years of non-patent regulatory exclusivity associated with that designation. We also believe VP-102 has the potential to qualify for pediatric exclusivity in common warts, which would provide for an additional six months of non-patent exclusivity. In addition, our granted patents and pending patent applications include claims drawn to our cantharidin formulations, applicator devices and related accessories, dosing regimens, methods of preparation including methods of synthesis and methods of use.

In January 2019, we reported positive top-line results from our Phase 3 CAMP-1 and CAMP-2 pivotal trials with VP-102 for the treatment of molluscum. Based on the results from these trials, we submitted a new drug application, or NDA, to the FDA for VP-102 for the treatment of molluscum in September 2019. In November 2019, we received notice that the FDA accepted the NDA for filing, with a Prescription Drug User Fee Act, or PDUFA, goal date of July 13, 2020. In July 2020, we received a Complete Response Letter, or CRL, from the FDA for our NDA. We resubmitted our NDA for VP-102 for the treatment of molluscum in December 2020. In February 2021, we received notice that the FDA accepted the resubmitted NDA for filing, with a PDUFA goal date of June 23, 2021. On May 28, 2021, the FDA extended the PDUFA date to September 23, 2021 to allow additional time to review information submitted by Verrica in response to comments from the agency regarding the Company’s human factors study.

On September 17, 2021, the FDA issued a CRL regarding our NDA for VP-102. According to the CRL, the FDA identified deficiencies at a facility of Sterling Pharmaceutical Services, LLC, or Sterling, a contract manufacturing organization, or CMO, which are not specifically related to the manufacturing of VP-102 but instead raise general quality issues at the facility. The FDA did not identify any clinical, safety or product specific Chemistry, Manufacturing, and Controls, or CMC, deficiencies related to VP-102. Following the CRL, on September 22, 2021 we received a General Advice Letter from the FDA with recommendations to improve VP-102’s user interface. On November 5, 2021, we were notified that the inspection of the CMO has been classified as “voluntary action indicated”, or VAI, is now closed and that the VAI classification will not directly negatively impact FDA’s assessment of our NDA regarding this CMO. With the satisfactory resolution of the facility inspection, we resubmitted the NDA for the approval of VP-102 for the treatment of molluscum on November 29, 2021. The resubmission was limited to those sections and elements of the NDA that were identified as deficiencies in the CRL issued by the FDA in September 2021. On December 15, 2021 the FDA accepted our NDA resubmission for VP-102 and assigned a new PDUFA goal date of May 24, 2022.

On May 24, 2022, we announced that we received a CRL regarding our NDA for VP-102 from the FDA. The only deficiency listed in the CRL was related to the deficiencies identified at a general reinspection at a facility of a CMO that manufactures VP-102. The manufacturer received notice from the FDA on May 19, 2022 that as a result of the inspection, it is on “official action indicated”, or OAI, status. This classification resulted from a week-long reinspection of the CMO conducted by the FDA in February 2022 but none of the issues identified by the FDA during the reinspection were specific to the manufacture of VP-102. We were also informed by the FDA that it had completed its review of our NDA and product label, there were no open questions on the NDA review, and the VP-102 label was ready to be communicated. On June 27, 2022 we held a Type A meeting with the FDA regarding the path forward for the resubmission and potential approval of the NDA for VP-102. During the Type A meeting the FDA indicated that it could not accept the Company’s NDA resubmission with Sterling listed as the primary manufacturer of the bulk solution for VP-102 if Sterling was on OAI status at the time of resubmission. Following the FDA’s commentary, we selected a new CMO partner to produce the bulk solution, Piramal Pharma Solutions, and the technology transfer process is on-going. We expect to re-submit the NDA in the first quarter of 2023.

In addition, we are also developing VP-102 for the treatment of external genital warts. We initiated a Phase 2 clinical trial evaluating the optimal dose regimen, efficacy, safety and tolerability of VP-102 in patients with external genital warts in June 2019. In November 2020, we announced positive topline results from our Phase 2 clinical trial of VP-102 for the treatment of external genital warts. Based on the results of the Phase 2 trial, we intend to initiate a Phase 3 trial of VP-102 for the treatment of external genital warts and to dose the first patient in the first half of 2024.

In addition, we are conducting necessary drug development activities for VP-103, our second cantharidin-based product candidate, and are evaluating when to initiate a Phase 2 clinical trial for the treatment of plantar warts. We also intend to develop our third product candidate, VP-LTX-315, for the treatment of dermatological oncology indications. We submitted an Investigational New Drug Application, or IND, for VP-LTX-315 in October 2021. The FDA accepted our IND in November 2021. We dosed the first patient in a Phase 2 trial of VP-LTX-315 in Basal Cell Carcinoma, or BCC, in April 2022. The Phase 2 trial is a three-part, open-label, multicenter, dose-escalation, proof-of-concept study with a safety run-in designed to assess the safety, pharmacokinetics, and efficacy of VP-LTX-315 when administered intratumorally to adults with biopsy-proven basal cell carcinoma. We expect to conclude the Part 1, focused on safety and dose escalation, of the Phase 2 trial for VP-LTX-315 in the first quarter of 2023.

In June 2019, we announced positive topline results from our COVE-1 Phase 2 open label clinical trial of VP-102 for the treatment of verruca vulgaris, or common warts. Based on feedback from the FDA regarding a potential Phase 3 trial protocol, we are currently evaluating conducting an additional Phase 2 clinical trial of VP-102 for the treatment of common warts that would be designed to further evaluate the treatment indication, application time, or regimen and long term sustainability.

On March 17, 2021, we entered into a collaboration and license agreement, or the Torii Agreement, with Torii Pharmaceutical Co., Ltd., or Torii, pursuant to which we granted Torii an exclusive worldwide license to develop and commercialize our product candidates that contain a topical formulation of cantharidin for the treatment of molluscum contagiosum and common warts in Japan, including VP-102. Additionally, we granted Torii a right of first negotiation with respect to additional indications for the licensed products and certain additional products for use in the licensed field, in each case in Japan. Pursuant to the Torii Agreement, we received payments from Torii of $0.5 million in December 2020 and $11.5 million in April 2021. On July 25, 2022 Torii dosed the first patient in its Phase 3 trial of VP-102 (referred to as TO-208 in Japan) for molluscum contagiosum in Japan, triggering an $8 million milestone payment recognized as license revenue in the condensed statement of operations for the three and nine month period ended September 30, 2022. Additionally, we are entitled to receive from Torii an additional $50.0 million in aggregate payments contingent on achievement of specified development, regulatory, and sales milestones, in addition to tiered transfer price payments for supply of product in the percentage range of the mid-30s to the mid-40s of net sales. We recognized license revenue of $0.3 million and $1.0 million for the three and nine months ended September 30, 2022 respectively related to supplies and development activity pursuant to this agreement.

In August 2020, we entered into an exclusive license agreement with Lytix Biopharma AS, or Lytix, pursuant to which we obtained a worldwide, license for certain technology of Lytix to develop VP-LTX-315 for use in all malignant and pre-malignant dermatological indications, other than metastatic melanoma and metastatic merkel cell carcinoma.

Our strategy is to advance VP-102 through regulatory approval and self-commercialize in the United States for the treatment of several skin diseases. We intend to build a specialized sales organization in the United States focused on pediatric dermatologists, dermatologists, and select pediatricians. In the future, we also intend to develop VP-102 for commercialization in additional geographic regions, either alone or together with a strategic partner.

Risks Associated With Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this summary and in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this prospectus, and our most recent Quarterly Report on Form 10-Q, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus. These risks include the following:

•	We have incurred significant losses since our inception. We expect to incur losses over the next several years and may never achieve or maintain profitability.

•

Even if this offering is successful, we will need substantial additional funding to meet our financial obligations and to pursue our business objectives. If we are unable to raise capital when needed, we could be forced to curtail our planned operations and the pursuit of our growth strategy.

•	We have a limited operating history and no history of commercializing products, which may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

•	COVID-19 has adversely impacted and could continue to adversely impact our business.

•

Our lead product candidate, VP-102, is being developed for the treatment of molluscum, external genital warts and common warts, for which we are currently conducting clinical trials. If we are unable to successfully develop, receive regulatory approval for and commercialize VP-102 for the treatment of molluscum, external genital warts and common warts or any other indications, or successfully develop any other product candidates, or experience significant delays in doing so, our business will be harmed.

•	In light of our receipt of a CRL from the FDA regarding our NDA for VP-102, the timing for VP-102 approval is uncertain, and we may never obtain regulatory approval in the United States.

•

We currently rely on a third party to supply our raw material used in VP-102, and if we encounter any extended difficulties in procuring, or creating an alternative for, our raw material in VP-102 or any of our other product candidates we may develop, our business operations would be impaired.

•

We have entered into, and may seek additional, collaborations with third parties for the development or commercialization of our product candidates. If those collaborations are not successful, we may not be able to capitalize on the market potential of these product candidates.

•

We face substantial competition, including from compounded cantharidin products that may compete with VP-102 and any other product candidates, which may result in a smaller than expected commercial opportunity and/or others discovering, developing or commercializing products before or more successfully than we do.

•

The success of VP-102 for the treatment of molluscum, external genital warts and common warts will depend significantly on coverage and adequate reimbursement or the willingness of patients to pay for these procedures.

•	The market for VP-102 and any other product candidates may not be as large as we expect.

•	If we are unable to obtain or protect intellectual property rights related to any of our product candidates, we may not be able to compete effectively in our market.

•

We expect to expand our development and regulatory capabilities and potentially implement sales, marketing and distribution capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

Corporate Information

We were incorporated under the laws of the State of Delaware on July 3, 2013. Our principal executive offices are located at 44 West Gay Street, Suite 400, West Chester, PA 19380 and our telephone number is (484) 453-3300. Our website address is www.verrica.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation;

•	reduced disclosure obligations regarding executive compensation arrangements; and

•	no requirement to seek nonbinding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of some or all these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier to occur of (1) (a) December 31, 2023, which is the end of the fiscal year following the fifth anniversary of the completion of our initial public offering, (b) the last day of the fiscal year in which we have total annual gross revenues of at least $1.235 billion or (c) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” under the rules of the U.S. Securities and Exchange Commission, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Under Section 107(b) of the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, up to a total aggregate offering price of $150,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important U.S. federal income tax considerations.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive ratably any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share. You should refer to our certificate of incorporation and our bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part.

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate of designation establishing the terms of the preferred stock with the SEC. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC before the issuance of such warrants.

Any warrants issued under this prospectus will be evidenced by warrant certificates. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

•	our plans to develop and commercialize our product candidates;

•	the timing of our planned clinical trials for VP-102 and our other product candidates;

•	the timing of and our ability to obtain and maintain regulatory approvals for VP-102 for the treatment of molluscum and our other product candidates;

•	our plans to address the CRL related to the NDA for VP-102 for the treatment of molluscum;

•	the clinical utility of our product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our expectations about the willingness of healthcare professionals to use VP-102;

•	our expectations about third-party payors to reimburse or patients to pay for VP-102;

•	our intellectual property position;

•	our plans to in-license, acquire, develop and commercialize additional product candidates for other dermatological conditions to build a fully integrated dermatology company;

•	our competitive position and the development of and projections relating to our competitors or our industry;

•	our ability to identify, recruit and retain key personnel;

•	the impact of laws and regulations;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	the impacts of the COVID-19 pandemic on our business;

•	our plans to identify additional product candidates with significant commercial potential that are consistent with our commercial objectives; and

•	our estimates regarding future revenue, expenses and needs for additional financing.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital and other general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in short-term, interest bearing investments, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock, certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws and certain provisions of Delaware law are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

General

Our amended and restated certificate of incorporation authorizes us to issue up to 200,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time.

As of November 2, 2022, we had outstanding 41,094,053 shares of common stock and no shares of preferred stock.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Stock Options

As of November 2, 2022, options to purchase an aggregate of 3,817,779 shares of common stock were outstanding at a weighted-average exercise price of $9.19 per share.

Preferred Stock

Our board of directors has the authority under our amended and restated certificate of incorporation, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock.

Registration Rights

Certain holders of our common stock are entitled to certain rights with respect to registration of such shares under the Securities Act pursuant to the terms of an investor rights agreement. These shares are collectively referred to herein as registrable securities.

The investor rights agreement provides the holders of registrable securities with demand, piggyback and S-3 registration rights as described more fully below.

Demand Registration Rights

The holders of at least a majority of the registrable securities then outstanding have the right at any time to make a demand that we file a registration statement under the Securities Act covering registrable securities then outstanding, subject to specified exceptions.

Piggyback Registration Rights

If we register any securities for public sale, the holders of our registrable securities then outstanding are each entitled to notice of the registration and will have the right to include their shares in the registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under specified circumstances. These piggyback registration rights were waived in connection with the filing of this registration statement on Form S-3.

Registration on Form S-3

The holders of our registrable securities have the right to demand that we file registration statements on Form S-3. These Form S-3 registration rights are subject to other specified conditions and limitations, including the condition that the anticipated aggregate offering price, net of underwriting discounts and commissions, exceeds $5.0 million. Upon receipt of this request, the holders of registrable securities will each be entitled to participate in this registration.

Expenses of Registration

We will pay all expenses relating to any demand, piggyback or Form S-3 registration, other than underwriting discounts and commissions, subject to specified conditions and limitations.

Termination of Registration Rights

The registration rights granted under the investors’ rights agreement will terminate upon the earlier of the fifth anniversary of the closing of this offering or a liquidation event.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation or any direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder (in one transaction or a series of transactions);

•

subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder;

•

any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. Our amended and restated certificate and our amended and restated bylaws, or our restated bylaws, also provide that directors may be removed by the stockholders only for cause upon the vote of 662/3% or more of our outstanding common stock. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board of directors, only be filled by a majority vote of the directors then serving on the board of directors, even though less than a quorum.

Our amended and restated certificate and restated bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and eliminate the right of stockholders to act by written consent without a meeting. Our restated bylaws also provide that only our Chairman of the board of directors, Chief Executive Officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders.

Our restated bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and specify requirements as to the form and content of a stockholder’s notice.

Our restated certificate and restated bylaws provide that the stockholders cannot amend many of the provisions described above except by a vote of 66 2/3% or more of our outstanding common stock. As described in “—Preferred Stock” above, our restated certificate gives our board of directors the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our restated certificate, or our amended and restated bylaws; or

•	any action asserting a claim against us that is governed by the internal affairs doctrine.

The provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, or the Securities Act.

The enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our restated certificate to be inapplicable or unenforceable in such action.

Our restated certificate further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The Court of Chancery of the State of Delaware issued an opinion invalidating the federal district court exclusive forum provision. In light of that recent decision, we will not attempt to enforce this provision of our restated certificate to the extent it is not permitted by applicable law. However, if the decision is reviewed on appeal and ultimately overturned by the Delaware Supreme Court, we would enforce the federal district court exclusive forum provision. If the decision is not appealed or if the Delaware Supreme Court affirms the Delaware Chancery Court’s decision, then we intend to seek approval by our stockholders to amend our restated certificate at our next regularly-scheduled annual meeting of stockholders to remove the invalid provision.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “VRCA.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either secured or unsecured and will be senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

•	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities;

•	the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied

•	and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including, to the extent applicable:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any overallotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters or agents who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, Reston, Virginia. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Verrica Pharmaceuticals Inc. as of December 31, 2021 and 2020 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2021 financial statements contains an explanatory paragraph that states that the Company has incurred substantial operating losses since inception that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at http://www.verrica.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-38529. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 2, 2022;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2022;

•	our Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022, August 11, 2022 and November 7, 2022;

•	our Current Reports on Form 8-K filed with the SEC on May 25, 2022, June 3, 2022, June 14, 2022, July 1, 2022 and July 13, 2022, to the extent such information is filed and not furnished; and

•

the description of our common stock set forth in the registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, which was filed with the SEC on June 13, 2018, including any amendments or reports filed for purposes of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Verrica’s Corporate Secretary at 44 West Gay Street, Suite 400, West Chester, Pennsylvania 19380.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

44,964,045 Shares of Common Stock

Pre-Funded Warrants to Purchase 2,235,955 Shares of Common Stock

Series A Warrants to Purchase 23,600,000 Shares of Common Stock (or Pre-Funded Warrants)

Series B Warrants to Purchase 23,600,000 Shares of Common Stock (or Pre-Funded Warrants)

PROSPECTUS SUPPLEMENT

Jefferies

November 20, 2024